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                                                                    EXHIBIT 99.2

                               GRAPHON CORPORATION
                               150 HARRISON AVENUE
                           CAMPBELL, CALIFORNIA 95008

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Walter Keller and Edmund Becmer as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated below, all the shares of common stock of GraphOn Corporation ("GraphOn") held of record by the
undersigned on April   , 1999 at the Special Meeting of shareholders to be held
on April  , 1999, or any adjournment thereof.

1. To consider and vote upon a proposal to approve and adopt a certain Agreement and Plan of Merger and Reorganization, dated as of February 1, 1999, between Unity First Acquisition Corp., a Delaware corporation ("Unity"), and GraphOn, providing for, among other things, the merger of GraphOn with and into Unity, and the issuance by Unity of approximately 9,730,540 shares of its common stock to GraphOn's shareholders, all upon the terms and conditions described therein.

      |_| FOR                     |_| AGAINST                      |_| ABSTAIN

2. To approve an adjournment or postponement of the Special Meeting, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the Special Meeting to approve Proposal 1, above.

      |_| FOR                     |_| AGAINST                      |_| ABSTAIN

3. To transact any other business incidental to the Special Meeting that may properly come before such meeting or any adjournment or postponement thereof.

                           (CONTINUED ON REVERSE SIDE)


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         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. A VOTE TO "ABSTAIN" WILL NOT BE COUNTED TOWARDS THE REQUISITE AFFIRMATIVE VOTE TO APPROVE PROPOSAL 1.

         PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

         Please sign exactly as name appears below.

                                    When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


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                                    Signature


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                                    Signature if held jointly.
                                    Dated:  ________, 1999